                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                        Date of Report:  August 7, 1996



                            BRAZIL FAST FOOD CORP.
               (Exact name of Registrant as specified in charter)



  Delaware                       0-23278          13-3688737
(State or other          (Commission File No.)   (IRS Employer
jurisdiction of                                  Identification
 incorporation)                                  Number)


Praia do Flamengo
200-22o. Andar
CEP 22210-30, Rio de Janeiro, Brazil                        N/A
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  55 21 285 2424

Item 7.  Financial Statements and Exhibits.


     (a) Financial Statements of BigBurger Ltda. and affiliates (collectively, "BigBurger").

               (i) Report of Bendoraytes, Aizenman & Cia., Independent Public Accountants;

               (ii) Combined Balance Sheets of BigBurger as of June 30, 1996 (unaudited) and as of December 31, 1995 and 1994;

               (iii) Combined Statements of Operations of BigBurger for the six months ended June 30, 1996 (unaudited) and June 30, 1995 (unaudited) and for the years ended December 31, 1995 and 1994;

               (iv) Combined Statements of Stockholders' Equity of BigBurger for the six months ended June 30, 1996 (unaudited) and for the years ended December 31, 1995 and 1994;

               (v) Combined Statements of Cash Flows of BigBurger for the six months ended June 30, 1996 (unaudited) and June 30, 1995 (unaudited) and for the years ended December 31, 1995 and 1994; and

               (vi)      Notes to Combined Financial Statements.


          (b) Pro Forma Financial Information.

               (i)       Unaudited Pro Forma Balance Sheet as of June
                         30, 1996;

               (ii) Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1996;

               (iii) Unaudited Pro Forma Statement of Operations for the Year Ended December 30, 1995; and

               (iv)      Notes to Unaudited Pro Forma Financial Information.


          (c)  Exhibits.

               (i) Exchange Agreement dated July 24, 1996 among Registrant, BigBurger Ltda., BigBurger Niteroi Lanchonetes Ltda.,

                         BigBurger Fortaleza Lanchonetes Ltda., BigBurger Aracaju Lanchonetes Ltda., BigBurger Porto Alegre Lanchonetes Ltda., and BigBurger Recife Lanchonetes Ltda.*



----------------
*    Heretofore filed.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Directors and Shareholders of
BIGBURGER
Rio de Janeiro - Brazil

We have audited the accompanying combined balance sheets of BIGBURGER (as defined in Note 1) as of December 31, 1995 and 1994, and the related combined statements of operations, cash flows and changes in shareholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BIGBURGER as of December
31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

As described in Note 3, the accompanying financial statements expressed in Brazilian reais have been fully indexed using appropriate indices to recognise the effects of changes in purchasing power of the Brazilian currency which conforms with generally accepted accounting principles in the United States of America.


BENDORAYTES, AIZENMAN & CIA
Auditores Independentes

Jose Bendoraytes Filho
Contador - CRC RJ 40.693-4

October 2, 1996

BIG BURGER
COMBINED BALANCE SHEETS
(expressed in thousands of constant Brazilian Reais - R$, of June 30, 1996)

                                                     As of
                                                 June 30,1996           As of                   As of
                                                 (Unaudited)      December 31, 1995       December 31, 1994
                                              ----------------  --------------------    --------------------

ASSETS

CURRENT
   . Cash and cash equivalents                          259                     156                      79
   . Customer accounts receivable, net                  635                     395                     187
   . Inventories                                        519                     421                     176
   . Other accounts receivable                          307                     265                     116
                                                -----------             -----------             -----------
        Total current assets                          1,720                   1,237                     558
                                                -----------             -----------             -----------
FIXED ASSETS, net                                     1,543                   1,491                   1,096
                                                -----------             -----------             -----------
DEFERRED CHARGES, net                                   134                     134                     178
                                                -----------             -----------             -----------
                                                      3,397                   2,862                   1,832
                                                ===========             ============            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
  . Accounts payable                                    267                     294                     143
  . Accrued liabilities                                 131                     112                      61
  . Payroll and related accruals                         80                      41                      25
  . Income taxes payable                                959                     754                     391
  . Taxes other than income taxes                       110                     128                      88
  . Other liabilities                                    38                      45                      34
                                                -----------             -----------             -----------
        Total current liabilities                     1,585                   1,374                     742
                                                -----------             -----------             -----------
LOANS AND FINANCING                                     251                     197                     126
                                                -----------             -----------             -----------
COMMITMENTS AND CONTINGENCIES (NOTES 9 AND 10)

STOCKHOLDERS' EQUITY
  . Monetarily corrected share capital                  172                     154                     116
  . Retained earnings                                 1,389                   1,137                     848
                                                -----------             -----------             -----------
TOTAL STOCKHOLDERS' EQUITY                            1,561                   1,291                     964
                                                -----------             -----------             -----------
                                                      3,397                   2,862                   1,832
                                                ===========             ===========             ===========

BIG BURGER
Combined Statements of Operations
(expressed in thousands of constant Brazilian Reais - R$, of June 30, 1996)

                                            Six months ended    Six months ended
                                              June 30, 1996       June 30, 1995         Year ended          Year ended
                                               (Unaudited)         (Unaudited)      December 31, 1995    December 31, 1994
                                            ----------------    ----------------    -----------------    -----------------
NET OPERATING REVENUES:
 . Restaurant sales                                   4,982               5,188                  9,490                9,722

COSTS AND EXPENSES:
 . Cost of restaurant sales                          (1,917)             (1,999)                (3,656)              (3,736)
 . Restaurant payroll and other employee
   benefits                                           (979)             (1,042)                (1,886)              (1,962)
 . Restaurant occupancy and other expenses             (592)               (651)                (1,092)              (1,212)
 . Depreciation and amoritization                      (164)               (246)                  (357)                (237)
 . Other operating expenses                            (415)               (446)                  (813)                (810)
 . Selling expenses                                    (165)               (173)                  (315)                (323)
 . General and administrative expenses                 (293)               (306)                  (719)                (573)
                                            ----------------    ----------------        ---------------      ---------------
Total costs and expenses                            (4,525)             (4,863)                (8,838)              (8,853)
                                            ----------------    ----------------        ---------------      ---------------
Income from operations                                 457                 325                    652                  869
  Provision for income taxes                          (205)               (146)                  (363)                (391)
                                            ----------------    ----------------        ---------------      ---------------
NET INCOME                                             252                 179                    289                  478
                                            ================    ================        ===============      ===============

BIG BURGER
Combined Statement of Changes in Stockholders' Equity
(expressed in thousands of constant Brazilian Reais - R$, of June 30, 1996)

                                     MONETARILY
                                      CORRECTED        RETAINED
                                    SHARE CAPITAL      EARNINGS         TOTAL
                                    =============     ==========      ==========

BALANCES AT DECEMBER 31, 1993                85            370             455

Capital contributions                        31            -                31

Net income for the year                     -              478             478

                                      ----------      ----------      ----------
BALANCES AT DECEMBER 31, 1994               116            848             964

Capital contributions                        38            -                38

Net income for the year                     -              289             289

                                      ----------      ----------      ----------
BALANCES AT DECEMBER 31, 1995               154          1,137           1,291

Capital contributions (unaudited)            18            -                18

Net income for the period (unaudited)       -              252             252

                                      ----------      ----------      ----------
BALANCES AT JUNE 30, 1996 (unaudited)       172          1,389           1,561
                                      ==========      ==========      ==========

BIG BURGER
Combined Statements of Cash Flows
(expressed in thousands of constant Brazilian Reais - R$, of June 30, 1996)

                                   Six months        Six months
                                     ended             ended
                                  June 30, 1996    June 30, 1995      Year ended          Year ended
                                   (Unaudited)      (Unaudited)    December 31, 1995   December 31, 1994
                                  -------------    -------------   -----------------   -----------------
Cash provided by operations:
  Net income                                252           179                    289                 478
Adjustments to reconcile net
  income to cash provided by
  operating activities:
  Depreciation and amortization             164           246                    357                 237
  Increase in customers
    accounts receivable, net               (240)         (271)                  (208)                (96)
  Increase in inventories                   (98)         (312)                  (245)                (85)
  Increase in other
    accounts receivable                     (42)          (64)                  (149)               (114)
  Increase in deferred charges              (23)           (7)                   (60)                 -
  Increase/decrease in accounts
    payable                                 (27)          278                    151                 (14)
  Increase/decrease in accrued
    liabilities                              19           125                     51                  (6)
  Increase in payroll and related
    accruals                                 39            93                     16                  18
  Increase in income taxes
    payable                                 205           146                    363                  88
  Increase/decrease in taxes other
    than income taxes                       (18)           23                     40                 (78)
  Increase/decrease in other
    liabilities                              (7)           34                     11                  -
                                        --------         -------            ---------            --------

Cash flows provided by operating
  activities                                224           470                    616                 428
                                        --------         -------            ---------            --------

Cash flows from investing activities:
  Additions and disposals of fixed
    assets                                 (193)         (436)                  (648)               (544)
                                        --------         -------            ---------            --------

Cash flows used in investing activities    (193)         (436)                  (648)               (544)
                                        --------         -------            ---------            --------

Cash flows from financing activities:
  Increase in bank loans                     54            67                     71                 126
  Capital contributions                      18             -                     38                  31
                                        --------         -------            ---------            --------
Cash flows provided by financing
  activities                                 72            67                    109                 157
                                        --------         -------            ---------            --------

Increase in cash and cash equivalents       103           101                     77                  41
Cash and cash equivalents at beginning
  of period                                 156            79                     79                  38
                                        --------         -------            ---------            --------
Cash and cash equivalents at end of
  period                                    259           180                    156                  79
                                        ========         =======            =========            ========

BIGBURGER

NOTES TO THE FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996, (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994 (In thousands of constant Brazilian Reais-R$, of June 30, 1996)

1.  OPERATIONS

Bigburger as it is identified for the purposes of this reporting process is the result of the combination of operations of 22 restaurants doing business in the hamburger fast food segment in the Brazilian cities of Porto Alegre, Joinvile, Sao Paulo, Santos, Guaruja, Rio de Janeiro, Niteroi, Vilar dos Teles, Salvador, Aracaju, Petrolina and Fortaleza in the following company names:

 .   Bigburger Ltda
 .   Bigburger Porto Alegre Ltda
 .   Bigburger RJ Lanchonetes Ltda
 .   Norte Center Lanches Ltda
 .   Bigburger Niteroi Lanchonetles Ltda
 .   Bigburger Salvador Lanchonetes Ltda
 .   Bigburger Aracaju Lanchonetes Ltda
 .   Bigburger Recife Lanchonetes Ltda
 .   Bigburger Fortaleza Lanchonetes Ltda

2.  FINANCIAL STATEMENT PRESENTATION

In order that a meaningful presentation of financial information is made for the purposes hereof, the financial statements of the companies listed above, which are under common control, have been combined to be presented as one company that is denominated Bigburger. The procedures adopted for this purpose can be summarized as follows:

a. Operating income and related costs and expenses generated by operations other than hamburger fast food restaurants, are segregated and are not considered in this presentation;
b. Assets and liabilities directly identified with operations other than hamburger fast food restaurants are eliminated for the purposes of reporting;
c. Intercompany assets, liabilities and results of operations have been eliminated.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Generally Accepted Accounting Principles ("GAAP")
These financial statements have been prepared in accordance with GAAP in the United States. Such accounting principles differ in certain respects from Brazilian GAAP, which is applied by Bigburger for annual financial statement preparation. In addition, certain reclassifications and changes in terminology have been made to financial statements previously issued in order that the present financial statements conform with reporting practices prevailing in the United States. All amounts in Brazilian currency, that existed prior to the adoption of the real, have been restated in constant Brazilian reais of June 30, 1996 purchasing power.

b.  Constant currency restatement
The accompanying financial statements have been indexed and expressed in currency of constant purchasing power of June 30, 1996 by using the monthly average values of the fiscal reference unit, Unidade Fiscal de Referencia ("UFIR"), depending on the nature of the account.
The value of the UFIR in Brazilian reais at December 31 of each of the years 1994 and 1995 and at June 30, 1996, and the periodic inflation as measured by the UFIR were as follows:
                                  Value of 1.0            Inflation for
                                  UFIR units              the period
Period/year                       of one real                 %
-----------                       ------------            -------------

1994                              0.6767000                 904.3
1995                              0.8287000                  22.4
Six months ended June 30, 1996    0.8847000                   6.7

BIGBURGER

NOTES TO THE FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996, (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994 (In thousands of constant Brazilian Reais-R$, of June 30, 1996)

For all periods presented, the UFIR has been the officially prescribed index required to be used under Brazilian GAAP and Bigburger believes it is an appropriate index of general price level inflation to be used under US GAAP.

Items in the income statement are adjusted to the balance sheet date by:
 . Allocating inflationary holding gains or losses on interest bearing monetary assets and liabilities to their corresponding income and expense captions;

 . Allocating inflationary holding gains and losses from other monetary items to their corresponding income and expense captions.

c. INVENTORIES
Inventories, consisting mainly of food, beverages and supplies, are stated at the lower of indexed cost or replacement value. Cost of inventories is determined principally on the average cost basis.

d. FIXED ASSETS
Are stated at price-level adjusted cost, less price-level adjusted accumulated depreciation. Depreciation is provided using the straight-line method on the estimated useful lives of the related assets.

Annual depreciation rates are as follows:

                                           Term of the related rent contract, or
Leasehold improvements              estimated useful lives, whichever is shorter
Machinery and equipment                                                      10%
Furniture and fixtures                                                       10%

Contract terms for the rented buildings, in general, range between 5 to 10 years.

Repairs and maintenance are charged to operations as incurred. When assets are sold, retired, or otherwise disposed of, the applicable costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized.

e. DEFERRED CHARGES
Deferred charges, which relate to leasehold premiums paid in advance for rented outlet premises are stated at price-level adjusted cost, less price-level adjusted accumulated amortization.
The amortization period is the term of the related rental contract, which, in general, ranges between 5 and 10 years.

f. REVENUE RECOGNITION
Revenues, whether these consist of sales to final consumers or other income, are recognized when earned.

g. SEGMENT INFORMATION
Bigburger Ltda operates primarily in the sale of hamburger fast food to final consumers. All of Bigburger's sales are made within Brazil.

h. RECENTLY ISSUED ACCOUNTING STANDARDS
During March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long lived assets and certain identifiable intangibles to be disposed of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995, although earlier application is encouraged. The Company does not expect that the adoption of SFAS 121 will have a material effect on its financial statements.

i. UTILIZATION OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. PROPERTY AND EQUIPMENT, NET

                                   June 30,     December 31,     December 31,
                                    1996           1995             1994
                                 (unaudited)

Leasehold improvements               860            781              647
Machinery and equipment              532            567              357
Furniture and fixtures               353            433              448
Other                                361            301              191
                                  ------         ------           ------
                                   2,106          2,082            1,643
Less accumulated depreciation
 and amortization                 (  563)        (  591)          (  547)
                                  -------        -------          -------
                                   1,543          1,491            1,096
                                  ------         ------           ------

BIGBURGER

NOTES TO THE FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996, (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994 (In thousand of constant Brazilian Reais-R$, of June 30, 1996)

5. DEFERRED CHARGES, NET

                                                June 30,        December 31,    December 31,
                                                1996               1995            1994

Leasehold premiums                                345               322             262
Less accumulated amortization                    (211)             (188)           ( 84)
                                                -------           -------         ------
                                                  134               134             178
                                                -------           -------         ------

6. TAXATION

The Company has provided for income taxes in the accompanying financial statements based on the results of operations as combined herein. Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The effect of deferred income taxes is not material. The provision for income taxes is primarily comprised of income taxes payable to the Brazilian federal government.

7. LOANS AND FINANCING

Loans and financing consists of a balance of financing contract with Banco Sudameris Brasil S.A. correspondent to foreign currency (US$) subject to exchange variation and interest of 27% a year, due every six months, and maturing June 1998. The contract is guaranteed by a real estate of a related company.

8. SHAREHOLDERS' EQUITY

   The monetarily corrected share capital of Bigburger at June 30, 1996 (unaudited) is thousands of reais, R$ 172, represented by quotas issued and fully paid. The combined capital of Bigburger is broken down as follows:

                                                Number of     Combined
                                                   quotas       amount
                                                ---------     --------
 . Bigburger Ltda.                                 121,454          155
 . Bigburger Porto Alegre Ltda.                      1,000            1
 . Bigburger RJ Lanchonetes Ltda.                        1            -
 . Norte Center Lanches Ltda.                        2,250            2
 . Bigburger Niterol Lanchonetes Ltda.           2,450,000            1
 . Bigburger Salvador Lanchonetes Ltda.                  1            -
 . Bigburger Aracaju Lanchonetes Ltda.                   1            -
 . Bigburger Recife Lanchonetes Ltda.               12,802           12
 . Bigburger Fortaleze Lanchonetes Ltda.         1,500,000            1
                                                                   ---
                                                                   172
                                                                   ===

9. LEASES

As at June 30, 1996 Bigburger's operations combined here comprise 22 hamburger fast food outlets leased under operating leases. In addition to fixed lease obligations, Bigburger pays a percentage of sales for various hamburger fast food outlets that vary from 3 to 8% of gross sales.

Future minimum lease commitments of the Company are as follows:

        1996                                    534
        1997                                    478
        1998                                    466
        1999                                    370
        2000                                    246
        2001 and thereafter                     329

Total rent expense for the six months ended June 30, 1996, (unaudited) and for the years ended December 31, 1995 and 1994 was 592, 1,092 and 1,212, respectively.

10. CONTINGENCIES

In the normal course of business, Bigburger is involved in legal procedures and claims with both private and governmental parties. Bigburger is contesting the assessment of certain value-added taxes (ICMS), pending the resolution of judicial proceedings.

The income tax declarations of Bigburger are open to examination and possible reassessment by the fiscal authorities during a prescriptive period of five years. Other taxes and contributions are subject to examination for varying perscriptive periods.

BIGBURGER

NOTES TO THE FINANCIAL STATEMENTS
For the Six Months Ended June 30, 1996 (Unaudited) and June 30, 1995 (unaudited) and Years Ended December 31, 1995 and December 31, 1994
(In thousands of constant Brazilian Reais-R$, of June 30, 1996)

12. SUBSEQUENT EVENT

As at July 24, 1996 Bigburger has entered into an agreement to sell 100% of its hamburger fast food restaurant business to Brazil Fast Food Corporation, that consists of outlet assets (goodwill and equipment) and transfer of related lease contracts.

13. UNAUDITED INTERIM
    FINANCIAL INFORMATION

The financial statements as of June 30, 1996, and for the six months ended June 30, 1996 and 1995 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the financial statements, which are of a normal recurring nature, for these interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full fiscal year.

                    BRAZIL FAST FOOD CORP. AND BIG BURGER
                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS



INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

On July 24, 1996, Brazil Fast Food Corp. ("BFFC") consummated the Acquisition of each of BigBurger Ltda. and five of its affiliates (collectively, "BigBurger"). The accompanying unaudited pro forma balance sheet as of June 30, 1996 presents the consolidated financial position of BFFC and BigBurger, assuming the Acquisition had been completed at June 30, 1996. The unaudited pro forma statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 reflect the Acquisition as if it had been consummated at the beginning of the periods presented.

In the Acquisition, BFFC acquired the Assets, as defined in the Exchange Agreement, of BigBurger in exchange for 1,520,000 shares of BFFC common stock. Of the shares issued to BigBurger, 228,000 shares have been pledged in favor of BFFC as collateral security for the transfer of the operating leases to be releases and an additional 228,000 shares have been pledged in favor of BFFC as collateral security for the truth and accuracy of the several representations and warranties made by BigBurger in the acquisition agreement. The Acquisition will be accounted for as a purchase by BFFC.

The pro forma financial information does not purport to be indicative of the results which would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future. The pro forma adjustments described in the notes to the pro forma financial statements reflect the preliminary allocation of the purchase price to net assets and is subject to final determination.

The pro forma adjustments are based on available information and upon certain assumptions that management believes are reasonable under the circumstances; however, the actual recording of the Acquisition (which management does not expect to vary materially) will be based on appraisals, evaluations and estimates of fair values. If these appraisals and evaluations identify assets with values that differ from this estimate, such assets will be amortized over their expected useful lives. Management has determined a 20-year amortization period to be appropriate for intangible assets identified (including goodwill, if any) based on the historical results of operations of BigBurger and the anticipated demand for its products. Periodically, but no less than quarterly, management will evaluate the relative fair market value of the intangible assets identified (including goodwill, if any) in the Acquisition of BigBurger by estimating the future cash flow streams of the related business lines and comparing the present value of the result of that estimation to the carrying value of the related assets. Impairments, if any, measured as the difference between the estimated future cash flows and the carrying value of the assets, will be charged to operations when identified, in accordance with Statement on Financial Accounting Standards No. 121.

                     Brazil Fast Food Corp. and BigBurger
                            Pro Forma Balance Sheet
                              As of June 30, 1996
                                  (Unaudited)
                                 (000's of $R)

    ASSETS                                           Brazil Fast                         Pro Forma
                                                     Food Corp.        BigBurger         Adjustments         Combined
                                                     ------------      ------------      ------------      ------------
CURRENT ASSETS:
  Cash and cash equivalents                             1,264               259                               1,523
  Customer accounts receivable, net                       735               635                               1,370
  Inventories                                             513               519                               1,032
  Other current assets                                  1,513               307                               1,820
                                                     ------------      ------------                        ------------
    Total current assets                                4,025             1,720                               5,745
                                                     ------------      ------------                        ------------

PROPERTY AND EQUIPMENT, net                             9,035             1,543                              10,578
                                                     ------------      ------------                        ------------

OTHER ASSETS:
  Deferred charges, net                                 1,185               134                               1,319
  Purchase price in excess of net assets acquired      22,141                   -           3,285            25,426
                                                     ------------      ------------                        ------------

                                                       36,386             3,397                              43,068
                                                      ===========       ===========                         ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued liabilities              1,942               398                               2,340
  Notes payable                                         1,324                   -                             1,324
  Payroll and related accruals                          2,200                80                               2,280
  Income taxes payable                                        -             959              (959)                  -
  Taxes other than income taxes                           397               110                                 507
  Other current liabilities                             1,711                38                               1,749
  Deferred income                                         625                   -                               625
                                                     ------------      ------------                        ------------
    Total current liabilities                           8,199             1,585                               8,825
                                                     ------------      ------------                        ------------

LOANS AND FINANCING                                     2,765               251              (251)            2,765
                                                     ------------      ------------                        ------------

DEFERRED INCOME                                         3,164                   -                             3,164
                                                     ------------      ------------                        ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Preferred stock                                             -                 -
  Monetarily corrected share capital                          -             172              (172)                  -
  Common stock                                              1                   -                                 1
  Additional paid-in capital                           24,385                   -           6,056            30,441
  Retained earnings (accumulated deficit)              (2,128)            1,389            (1,389)           (2,128)
                                                     ------------      ------------                        ------------
    Total shareholders' equity                         22,258             1,561                              28,314
                                                     ------------      ------------                        ------------

                                                       36,386             3,397                              43,068
                                                     ============      ============                        ============

                     Brazil Fast Food Corp. and BigBurger
                       Pro Forma Statement of Operations
                     For the Six Months Ended June 30, 1996
                                  (Unaudited)
                                 (000's of $R,
                            except per share data)

                                                                       Brazil Fast     BigBurger     Pro Forma
                                                                       Food Corp.                    Adjustments  Combined
                                                                       ------------    -----------   ---------   ------------
REVENUES
        Restaurant sales                                               28,950          4,982                     33,932
        Franchise related income                                          295                 -                     295
        Other income                                                      421                 -                     421
                                                                       ------------    -----------               ------------

                                                                       29,666          4,982                     34,648
                                                                       ------------    -----------               ------------

COSTS AND EXPENSES
        Cost of restaurant sales                                       11,872          1,917                     13,789
        Restaurant payroll and other employee benefits                  6,543            979                      7,522
        Restaurant occupancy and other expenses                         2,271            592                      2,863
        Depreciation and amortization                                   1,650            164              82      1,896
        Other operating expenses                                        5,814            415                      6,229
        Selling expenses                                                1,515            165                      1,680
        General and administrative expenses                             5,835            293                      6,128
                                                                       ------------    -----------               ------------

                                                                       35,500          4,525                     40,107
                                                                       ------------    -----------               ------------

           Income (loss) from operations                               (5,834)           457                     (5,459)

INTEREST INCOME                                                         2,363                 -                   2,363
INTEREST EXPENSE                                                       (1,377)                -                  (1,377)
EXCHANGE GAIN/(LOSS)                                                     (301)                -                    (301)
                                                                       ------------    -----------               ------------

           Income (loss) before provision for
            income taxes                                               (5,149)           457                     (4,774)

PROVISION FOR INCOME TAXES                                                 13            205                        218
                                                                       ------------    -----------               ------------

           Net income (loss)                                           (5,162)           252                     (4,992)
                                                                       ============    ===========               ============


NET (LOSS) PER SHARE                                                                                                  (0.57)
                                                                                                                 ===========



WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                                              8,706
                                                                                                                 ===========

                     Brazil Fast Food Corp. and BigBurger
                       Pro Forma Statement of Operations
                     For the Year Ended December 31, 1995
                                  (Unaudited)
                             (000's of $R, except
                                per share data)

                                                                       Brazil Fast                   Pro Forma
                                                                       Food Corp.      BigBurger     Adjustments  Combined
                                                                       ------------    -----------   ---------   ------------
REVENUES
        Restaurant sales                                               61,171          9,490                     70,661
        Franchise related income                                          634                 -                     634
        Other income                                                    1,021                 -                   1,021
                                                                       ------------    -----------               ------------

                                                                       62,826          9,490                     72,316
                                                                       ------------    -----------               ------------

COSTS AND EXPENSES
        Cost of restaurant sales                                       23,181          3,656                     26,837
        Restaurant payroll and other employee benefits                 11,964          1,886                     13,850
        Restaurant occupancy and other expenses                         5,425          1,092                      6,517
        Depreciation and amortization                                   3,699            357         164          4,220
        Other operating expenses                                        8,904            813                      9,717
        Selling expenses                                                3,165            315                      3,480
        General and administrative expenses                            10,960            719                     11,679
        Restructuring expenses                                            244                 -                     244
                                                                       ------------    -----------               ------------

                                                                       67,542          8,838                     76,544
                                                                       ------------    -----------               ------------

           Income (loss) from operations                               (4,716)           652                     (4,228)

INTEREST INCOME                                                           636                 -                     636
INTEREST EXPENSE                                                         (227)                -                    (227)
EXCHANGE GAIN/(LOSS)                                                    1,242                 -                   1,242
                                                                       ------------    -----------               ------------

           Income (loss) before provision for income taxes             (3,065)           652                     (2,577)

PROVISION FOR INCOME TAXES                                                101            363                        464
                                                                       ------------    -----------               ------------

           Net income (loss)                                           (3,166)           289                     (3,041)
                                                                        ===========     ==========                ===========


NET (LOSS) PER SHARE                                                                                                  (0.35)
                                                                                                                  ===========



WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                                              8,646
                                                                                                                  ===========

NOTES TO PRO FORMA FINANCIAL STATEMENTS


BASIS OF PRESENTATION

The accompanying unaudited pro forma balance sheet is presented as if the Acquisition of BigBurger by BFFC occurred at June 30, 1996. The unaudited pro forma statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 reflect the Acquisition as if it had been consummated at the beginning of the periods presented.

The historical balance sheets used in the preparation of the pro forma financial statements have been derived from unaudited interim financial statements as of June 30, 1996 with respect to both BFFC and BigBurger. The historical statement of operations presented for the year ended December 31, 1995 has been derived from BFFC's pro forma statement of operations included in BFFC's S-1 filed with the SEC on April 18, 1996 and from audited financial statements with respect to BigBurger. The historical statement of operations for the six months ended June 30, 1996 has been derived from a combination of unaudited interim financial statements with respect to BFFC and from unaudited interim financial statements with respect to BigBurger.

UNAUDITED PRO FORMA ADJUSTMENTS

The adjustments included in the unaudited pro forma financial statements reflect the application of purchase accounting for the Acquisition, the issuance of 1,520,000 shares of common stock related to the Acquisition at a value of $4.00 per share (the market value of BFFC's common stock at the time of the Acquisition), and the related amortization of goodwill for the periods presented. Incremental expenses related to this transaction are not expected to be material.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 7, 1996              BRAZIL FAST FOOD CORP.
                                         (Registrant)


                                     By:  /s/Ira Roxland
                                          Ira Roxland
                                          Assistant Secretary